Exhibit 99

News Release

C-04030

TI Updates Second-Quarter 2004 Business Outlook

•	Revenue Expected between $3170 Million and $3290 Million

•	EPS Expected between $0.24 and $0.26

Conference Call on TI Web Site at 4 p.m. Central Daylight Time Today

www.ti.com

DALLAS (June 7, 2004) – In a scheduled update to its business outlook for the second quarter of 2004, Texas Instruments Incorporated (NYSE: TXN) today narrowed its expected revenue and earnings ranges. TI’s updated estimate reflects continuing strong demand across a broad range of its Semiconductor products, as well as seasonal growth in its educational calculators.

The company’s expectations for revenue are:

•	Total revenue between $3170 million and $3290 million, compared with the prior range of $3085 million to $3325 million;

•	Semiconductor revenue between $2725 million and $2825 million, compared with the prior range of $2650 million to $2850 million;

•	Sensors & Controls revenue between $285 million and $295 million, compared with the prior range of $280 million to $300 million; and

•	Educational & Productivity Solutions revenue between $165 million and $175 million, compared with the prior range of $160 million to $180 million.

TI expects earnings per share (EPS) between $0.24 and $0.26, compared with the previous range of $0.23 to $0.26.

The company will hold a conference call at 4 p.m. CDT today to discuss this update. This conference call will be available live at www.ti.com.

TI’s original second-quarter outlook was published in the company’s first-quarter 2004 earnings release on April 14, available at www.ti.com. TI’s second quarter ends on June 30.

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe the company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of the company or its management:

•	Market demand for semiconductors, particularly for analog chips and digital signal processors in key markets, such as telecommunications and computers;

•	TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

•	TI’s ability to compete in products and prices in an intensely competitive industry;

•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

•	Consolidation of TI’s patent licensees and market conditions reducing royalty payments to TI;

•	Timely completion and successful integration of announced acquisitions;

•	Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates;

•	Losses or curtailments of purchases from key customers or the timing of customer inventory adjustments;

•	Availability of raw materials and critical manufacturing equipment;

•	TI’s ability to recruit and retain skilled personnel;

•	Fluctuations in the market value of TI’s investments and in interest rates; and

•	Timely implementation of new manufacturing technologies, installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services.

For a more detailed discussion of these factors, see the text under the heading “Cautionary Statements Regarding Future Results of Operations” in Item 1 of the company’s most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of publication, and the company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

Texas Instruments Incorporated provides innovative DSP and Analog technologies to meet our customers’ real world signal processing requirements. In addition to Semiconductor, the company’s businesses include Sensors & Controls and Educational & Productivity Solutions. TI is headquartered in Dallas, Texas, and has manufacturing, design or sales operations in more than 25 countries.

Texas Instruments is traded on the New York Stock Exchange under the symbol TXN. More information is located on the World Wide Web at www.ti.com.